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                                                                    EXHIBIT 23.1

                  CONSENT OF INDEPENDENT CERTIFIED ACCOUNTANTS

We have issued our reports dated June 14, 2000 (July 31, 2000) accompanying the consolidated financial statements and schedule of Software Spectrum, Inc. and subsidiaries included in the Annual Report on Form 10-K for the year ended April 30, 2000 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement of the aforementioned reports.




/s/ GRANT THORNTON LLP

Dallas, Texas
October 6, 2000